Exhibit 99.1

AMAZON.COM ANNOUNCES FOURTH QUARTER SALES UP 38% TO $60.5 BILLION
SEATTLE—(BUSINESS WIRE) February 1, 2018—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its fourth quarter ended December 31, 2017.
Operating cash flow increased 7% to $18.4 billion for the trailing twelve months, compared with $17.3 billion for the trailing twelve months ended December 31, 2016. Free cash flow decreased to $8.4 billion for the trailing twelve months, compared with $10.5 billion for the trailing twelve months ended December 31, 2016. Free cash flow less lease principal repayments decreased to $3.4 billion for the trailing twelve months, compared with $6.5 billion for the trailing twelve months ended December 31, 2016. Free cash flow less finance lease principal repayments and assets acquired under capital leases decreased to an outflow of $1.5 billion for the trailing twelve months, compared with an inflow of $4.7 billion for the trailing twelve months ended December 31, 2016.
Common shares outstanding plus shares underlying stock-based awards totaled 504 million on December 31, 2017, compared with 497 million one year ago.
Fourth Quarter 2017
Net sales increased 38% to $60.5 billion in the fourth quarter, compared with $43.7 billion in fourth quarter 2016. Excluding the $1.1 billion favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 36% compared with fourth quarter 2016.
Operating income increased 69% to $2.1 billion in the fourth quarter, compared with operating income of $1.3 billion in fourth quarter 2016.
Net income was $1.9 billion in the fourth quarter, or $3.75 per diluted share, compared with net income of $749 million, or $1.54 per diluted share, in fourth quarter 2016. The fourth quarter 2017 includes a provisional tax benefit for the impact of the U.S. Tax Cuts and Jobs Act of 2017 of approximately $789 million.
Full Year 2017
Net sales increased 31% to $177.9 billion, compared with $136.0 billion in 2016. Excluding the $210 million favorable impact from year-over-year changes in foreign exchange rates throughout the year, net sales increased 31% compared with 2016.
Operating income decreased 2% to $4.1 billion, compared with operating income of $4.2 billion in 2016.
Net income was $3.0 billion, or $6.15 per diluted share, compared with net income of $2.4 billion, or $4.90 per diluted share, in 2016.
“Our 2017 projections for Alexa were very optimistic, and we far exceeded them. We don’t see positive surprises of this magnitude very often — expect us to double down,” said Jeff Bezos, Amazon founder and CEO. “We’ve reached an important point where other companies and developers are accelerating adoption of Alexa. There are now over 30,000 skills from outside developers, customers can control more than 4,000 smart home devices from 1,200 unique brands with Alexa, and we’re seeing strong response to our new far-field voice kit for manufacturers. Much more to come and a huge thank you to our customers and partners.”
Highlights

•	In 2017, more than five billion items shipped with Prime worldwide.

•	More new paid members joined Prime in 2017 than any previous year — both worldwide and in the U.S.

•	Fire TV Stick and Echo Dot were the best-selling products in 2017 across all of Amazon. Customers purchased tens of millions of Echo devices last year.

•
The Alexa Skills store now offers more than 30,000 skills, including new developer tools for Alexa Gadgets and gaming experiences, such as Activision’s new Ghost skill for console game Destiny 2. Other new categories of skills include daily beauty podcasts from Hearst, All-Star game voting from the NBA, and more. Customers can also now use Alexa to control more than 4,000 smart home devices from 1,200 unique brands.

•
Amazon launched new ways for developers to earn money building for Alexa, including paid skill content through in-skill purchasing, premium subscription content, and a more frictionless checkout experience with Amazon Pay. New skills offering premium paid content include The Ellen DeGeneres Show’s popular Heads Up! game, The Match Game, and the History Channel’s Ultimate History Quiz.

•
Alexa Voice Service (AVS) adoption among device makers continues to grow. Brands announced new AVS products at the 2018 Consumer Electronics Show, including: new integrations for Alexa on PCs from HP, Acer, ASUS, and Lenovo; a new automotive integration with Toyota; and new devices from Polk Audio, Anker, Jabra, and more.

•
Amazon also introduced new tools and developer kits, including the Alexa Mobile Accessory Kit and Alexa Premium Far-Field Voice Development Kit, to make it easier for developers to bring Alexa to more devices.

•
Amazon hired nearly 130,000 employees globally in 2017, excluding acquisitions. Additionally, Amazon now employs more than 17,500 veterans and military spouses across the U.S., and plans to hire over 10,000 more by 2021.

•
Amazon welcomed several new device makers to the Dash Replenishment program to enable their smart appliances to automatically reorder consumables when supply runs low, including 3M, Hewlett-Packard, Kenmore, and Bluestream.

•
Amazon celebrated the 10th anniversary of Kindle by releasing the all-new Kindle Oasis, the most advanced Kindle with a 7-inch, 300 ppi display, waterproof design, and access to the world’s largest library of audiobooks with Audible support. Since the Kindle launch in November 2007, customers have purchased tens of millions of Kindle e-readers.

•
Amazon announced that the Prime Video app is now available on Apple TV in over 100 countries. Prime members now have more ways to stream award-winning and critically-acclaimed titles, including Amazon Original Movies and Prime Originals.

•	Amazon Studios’ Original movie The Big Sick was nominated for an Academy Award for Best Original Screenplay, written by Emily V. Gordon and Kumail Nanjiani.

•
The Amazon Original Series The Marvelous Mrs. Maisel won two Golden Globes for “Best Television Series - Musical or Comedy” and “Best Actress - Musical or Comedy” (Rachel Brosnahan), as well as two Critics Choice awards for “Best Comedy Series” and “Best Actress in a Comedy Series” (Rachel Brosnahan).

•
Amazon Studios debuted the highly-anticipated second season of The Grand Tour. Additionally, Prime members can look forward to new and returning series this year such as Goliath season two, Sneaky Pete season two, The Man in the High Castle season three, Bosch season four, Mozart in the Jungle season four, and new episodes from The Tick, Tom Clancy’s Jack Ryan, and The Romanoffs.

•
NFL Thursday Night Football on Amazon Prime Video saw a total of 18.4 million views in 11 games. Prime members in more than 200 countries and territories streamed games on living room devices, including smart TVs and Fire TVs, as well as the Prime Video mobile app and the web.

•
CBS All Access is now available through Amazon Channels, the over-the-top streaming subscription program for Prime members. CBS is the first Amazon Channels partner to offer a linear feed of a subscriber’s local broadcast station in addition to video on-demand.

•	Amazon acquired the global television rights to The Lord of the Rings, based on the novels by J.R.R. Tolkien, with a multi-season commitment.

•	Amazon Prime Video continues to launch local Original Series, including Breathe in India, as well as Pastewka and Glory is Gone in Germany.

•
Amazon introduced all-new Alexa experiences built from the ground up for customers in Japan, India, Canada, Australia, and New Zealand. Additionally, Amazon expanded Alexa, Echo, and Amazon Music Unlimited to 30 new countries, offering customers access to tens of millions of songs, thousands of hand-curated playlists and stations, and enabling customers who purchase Echo devices the ability to experience Amazon Music Unlimited with natural voice controls powered by Alexa.

•
Amazon launched two furniture brands: Rivet, offering affordable and versatile mid-century modern furniture ideal for smaller spaces; and Stone & Beam, offering durable and stylish furniture for the modern household.

•
Amazon Go, a new kind of store with no checkout required, is now open to the public in Seattle. The checkout-free shopping experience is made possible by the same types of technologies used in self-driving cars: computer vision, machine learning, and sensor fusion.

•	Fulfillment by Amazon (FBA) shipped billions of items for small and medium-sized businesses, selling on Amazon worldwide in 2017.

•	Amazon launched its retail and third-party marketplace offering in Australia with fast delivery on millions of products, including items from thousands of small and medium-sized businesses.

•
Amazon launched Prime in the Netherlands and Luxembourg, and added the ability for customers in Belgium to join Prime and shop in Dutch. These programs offer members access to unlimited free one-day and two-day delivery, unlimited streaming of Prime Video, Twitch Prime, and early access to Prime Lightning Deals — all for an introductory price of €3.99 per month.

•
Amazon launched Prime in Singapore, offering members access to unlimited free shipping on millions of local and international items, unlimited access to popular movies and TV shows on Prime Video, and video game benefits with Twitch — all for an introductory price of S$2.99 per month.

•	Prime selection in India now offers members more than 25 million local products from third-party sellers.

•
Amazon.com.br continues to expand its third-party marketplace, including the launch of Consumer Electronics, Home & Kitchen, Tools & Home Improvement, and Office Products. Customers in Brazil now have access to hundreds of thousands of products as well as more than 13 million print and digital books.

•
Amazon celebrated its 10th holiday season of Frustration-Free Packaging — an invention designed to reduce waste and delight customers with easy-to-open, 100% recyclable packaging. As of the end of 2017, Amazon’s sustainable packaging innovations have helped to eliminate nearly 215,000 tons of packaging material and 360 million boxes.

•	Amazon, Berkshire Hathaway, and JPMorgan Chase & Co. announced a partnership to address healthcare for their U.S. employees, with the aim of improving employee satisfaction and reducing costs.

•
In December, Amazon’s “Delivering Smiles” holiday tour stopped in over 30 communities where Amazon employees live and work, donating thousands of items to women, children, and families fighting homelessness. For each mile traveled along the delivery route, Amazon donated $1 to the National Alliance to End Homelessness.

•
Amazon reviewed 238 proposals from across the U.S., Canada, and Mexico to host HQ2, the company’s second headquarters in North America, and selected 20 metropolitan areas to move to the next phase of the process. Amazon expects to invest over $5 billion and create as many as 50,000 high-paying jobs at its new second home.

•
Amazon Web Services (AWS) announced several enterprise customers during the quarter: Expedia, Ellucian, and DigitalGlobe are going all-in on AWS; The Walt Disney Company and Turner named AWS their preferred public cloud provider; Symantec will leverage AWS as its strategic infrastructure provider for the vast majority of its cloud workloads; Expedia, Intuit, the National Football League (NFL), Capital One, DigitalGlobe, and Cerner announced they’ve chosen AWS for machine learning and artificial intelligence; and Bristol-Myers Squibb, Honeywell, Experian, FICO, Insitu, LexisNexis, Sysco, Discovery Communications, Dow Jones, and Ubisoft kicked off major new moves to AWS.

•
AWS continued to expand its infrastructure in 2017 to best serve customers, launching a new region in France and a second AWS Region in China during the quarter. AWS plans to open 12 more Availability Zones across four regions (Bahrain, Hong Kong, Sweden, and a second GovCloud Region in the U.S.) between now and early 2019. AWS now operates 52 Availability Zones across 18 infrastructure regions globally.

•	AWS continues to accelerate its pace of innovation with the release of 497 significant new services and features in the fourth quarter, bringing the total number of launches in 2017 to 1,430.

•
AWS announced Amazon SageMaker, a fully managed service that removes the heavy lifting, complexity, and guesswork from each step of the machine learning process, empowering everyday developers and scientists to use machine learning much more expansively and successfully. Amazon SageMaker makes model building and training easier by providing prebuilt development notebooks, popular machine learning algorithms optimized for petabyte-scale datasets, and automatic model tuning, enabling developers to build, train, and deploy models in a single click. Since its launch two months ago, Amazon SageMaker is already helping thousands of developers to easily get started and become competent in building, training, and deploying models.

•
AWS launched EC2 P3 instances which are optimized for machine learning and high performance computing — providing up to six times better performance than any other GPU instances available in the cloud today. P3 instances significantly reduce the time it takes to train machine learning models, providing a substantial boost in agility for developers experimenting and optimizing machine learning applications. The combination of EC2 P3 instances and Amazon SageMaker provide developers and data scientists access to the industry’s most powerful and easy-to-use solution for building machine learning applications.

•
AWS introduced four Artificial Intelligence (AI) services that allow developers to build applications that emulate human-like cognition: Amazon Transcribe for converting speech to text; Amazon Translate for translating text between languages; Amazon Comprehend for understanding relationships and finding insights within text; and Amazon Rekognition Video, a deep-learning powered video analysis service that tracks people, detects activities, and recognizes objects, celebrities, and inappropriate content.

•
AWS launched AWS DeepLens, a deep-learning enabled wireless video camera that pairs an HD camera developer kit with a set of sample projects to help developers learn machine learning concepts, including computer vision and deep learning.

•
AWS introduced several services and capabilities for connected devices at the edge: AWS IoT 1-Click makes it easy for simple devices to trigger AWS Lambda functions that execute a specific action; AWS IoT Device Management helps to securely onboard, organize, monitor, and remotely manage customers’ IoT devices at scale throughout their lifecycle; AWS IoT Device Defender allows customers to secure their fleet of IoT devices on an ongoing basis; AWS IoT Analytics enables customers to cleanse, process, enrich, store, and analyze IoT device data at scale; Amazon

FreeRTOS is an IoT operating system for microcontrollers that makes small, low-powered edge devices easy to program, deploy, secure, connect, and maintain; and AWS Greengrass Machine Learning (ML) Inference makes it easy to perform ML inference locally on AWS Greengrass devices even when they are not connected to the cloud.

•
In its second year of availability, the number of databases migrated to AWS in 2017 using the AWS Database Migration Service is accelerating — growing more than 100% over 2016 to a total of more than 54,000 databases migrated since the introduction of the service.

•
AWS launched the Amazon ML Solutions Lab, a program that connects machine learning experts from across Amazon with AWS customers to help identify practical uses of machine learning inside customers’ businesses, and guide them in developing new machine learning-enabled features, products, and processes. The Amazon ML Solutions Lab combines hands-on educational workshops with brainstorming sessions to help customers “work backwards” from business challenges, and understand the step-by-step processes for developing machine learning-based solutions.

•
AWS introduced several new database capabilities: Amazon Aurora Serverless is an on-demand auto-scaling configuration for Amazon Aurora that saves customers time and money by automatically adjusting database capacity to match application needs; Amazon DynamoDB with Global Tables is the first fully managed database service that provides true multi-master, multi-region read and writes, offering high-performance and low-latency for globally distributed applications and users; and Amazon Neptune is a fast, reliable, fully managed graph database service that makes it easy for developers to build and run applications that work with highly connected datasets.

•
AWS announced two new container capabilities that make it easier to deploy, manage, and scale container workloads on AWS. Amazon Elastic Container Service for Kubernetes (Amazon EKS) brings Kubernetes to AWS as a fully managed service, enabling customers to run Kubernetes applications on AWS without the need to become experts in operating Kubernetes clusters. AWS also introduced AWS Fargate that allows customers to launch and run containers without provisioning or managing servers or clusters.

•
AWS launched three new Amazon EC2 instances: the I3 High I/O family introduces a brand new capability with Amazon EC2 Bare Metal instances that enable customers to run workloads directly on AWS hardware, or bring their own hypervisor or virtualization stack; H1 is a new family of Storage Optimized instances designed for applications that require low cost, high disk throughput and high sequential disk I/O access to very large data sets; and M5, the next generation of General Purpose instances, provides higher performance and lower prices for general purpose workloads, delivering even better compute, memory, and networking performance, powered by the latest 2.5 GHz Intel Xeon Platinum 8000 series processors.

•
AWS announced Amazon GuardDuty, a fully managed intelligent threat detection service that helps customers protect their AWS accounts and workloads by continuously monitoring and analyzing account activity for malicious or unauthorized behavior. Amazon GuardDuty applies machine learning to identify anomalies and alert customers.

•
AWS introduced the preview of Amazon S3 Select, which lets customers pull out only the data they need from an S3 object instead of retrieving the entire object, dramatically improving the performance and reducing the cost of applications that need to access data in Amazon S3. AWS also announced Amazon Glacier Select, which allows companies in highly regulated industries to easily query cold, archived data in Amazon Glacier, and unlock new business value for archived data.

•
AWS launched Amazon Sumerian, a new service that makes it easy for any developer to quickly and easily build virtual reality, augmented reality, and 3D applications to run on mobile devices, head-mounted displays, digital signage, or web browsers. Apps created in Amazon Sumerian will run in any browser that supports WebGL or WebVR graphics rendering, including Daydream, HTC Vive, Oculus Rift, and iOS mobile devices.

•
AWS announced AWS Media Services, a family of five integrated broadcast-quality media services that make it easy for video providers of all kinds to create reliable, flexible, and scalable video offerings in the cloud. These five services enable customers to build end-to-end workflows for both live and on-demand video with the professional features, image quality, and reliability needed to deliver premium video experiences to viewers across a multitude of devices. By combining the proven video solutions from AWS Elemental with the security, durability, availability, and scalability of AWS, video providers can focus on innovating and making great content instead of spending time building and maintaining on-premises video infrastructure.

•
AWS launched Alexa for Business, a new service that brings Alexa into the workplace to help employees be more productive and organized on both personal and shared Echo devices by simply using their voice. Employees can use Alexa for Business to find an open conference room, make phone calls, check calendars, schedule and start meetings, manage to-do lists, set reminders, and even find information in popular business applications like Salesforce, Concur, or Splunk.

•
At re:Invent, AWS and VMware Inc. announced that VMware Cloud on AWS is expanding availability from the U.S. West (Oregon) region to include the AWS U.S. East (N. Virginia) region. AWS also announced additional VMware capabilities and support for more AWS services, making it even easier for customers to move, run, and protect mission-critical applications at scale.

Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of February 1, 2018, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and customer spending, world events, the rate of growth of the Internet, online commerce, and cloud services, and the various factors detailed below.
First Quarter 2018 Guidance

•
Net sales are expected to be between $47.75 billion and $50.75 billion, or to grow between 34% and 42% compared with first quarter 2017. This guidance anticipates a favorable impact of approximately $1.2 billion or 330 basis points from foreign exchange rates.

•	Operating income is expected to be between $300 million and $1.0 billion, compared with $1.0 billion in first quarter 2017.

•	This guidance assumes, among other things, that no additional business acquisitions, investments, restructurings, or legal settlements are concluded.

A conference call will be webcast live today at 2:30 p.m. PT/5:30 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains, and develops commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Fire tablets, Fire TV, Amazon Echo, and Alexa are some of the products and services pioneered by Amazon. For more information, visit www.amazon.com/about and follow @AmazonNews.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2017	2016	2017

	(unaudited)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$13,656	$12,767	$15,890	$19,334
OPERATING ACTIVITIES:
Net income	749	1,856	2,371	3,033
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of property and equipment, including internal-use software and website development, and other amortization, including capitalized content costs	2,297	3,498	8,116	11,478
Stock-based compensation	887	1,179	2,975	4,215
Other operating expense, net	31	56	160	202
Other expense (income), net	21	(5)	(20)	(292)
Deferred income taxes	(282)	(308)	(246)	(29)
Changes in operating assets and liabilities:
Inventories	(1,043)	(2,255)	(1,426)	(3,583)
Accounts receivable, net and other	(1,924)	(2,781)	(3,367)	(4,786)
Accounts payable	7,283	8,907	5,030	7,175
Accrued expenses and other	2,254	2,061	1,724	283
Unearned revenue	714	136	1,955	738
Net cash provided by (used in) operating activities (1)	10,987	12,344	17,272	18,434
INVESTING ACTIVITIES:
Purchases of property and equipment, including internal-use software and website development	(2,414)	(3,619)	(7,804)	(11,955)
Proceeds from property and equipment incentives	409	583	1,067	1,897
Acquisitions, net of cash acquired, and other	(3)	(81)	(116)	(13,972)
Sales and maturities of marketable securities	1,233	3,564	4,733	9,988
Purchases of marketable securities	(3,399)	(2,479)	(7,756)	(13,777)
Net cash provided by (used in) investing activities	(4,174)	(2,032)	(9,876)	(27,819)
FINANCING ACTIVITIES:
Proceeds from long-term debt and other	537	61	621	16,231
Repayments of long-term debt and other	(84)	(1,170)	(354)	(1,372)
Principal repayments of capital lease obligations	(1,004)	(1,472)	(3,860)	(4,799)
Principal repayments of finance lease obligations	(41)	(66)	(147)	(200)
Net cash provided by (used in) financing activities (1)	(592)	(2,647)	(3,740)	9,860
Foreign currency effect on cash and cash equivalents	(543)	90	(212)	713
Net increase (decrease) in cash and cash equivalents	5,678	7,755	3,444	1,188
CASH AND CASH EQUIVALENTS, END OF PERIOD	$19,334	$20,522	$19,334	$20,522
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long-term debt	$144	$174	$290	$328
Cash paid for interest on capital and finance lease obligations	61	84	206	319
Cash paid for income taxes, net of refunds	95	92	412	957
Property and equipment acquired under capital leases	2,038	2,770	5,704	9,637
Property and equipment acquired under build-to-suit leases	416	843	1,209	3,541
______________________________

(1)
As a result of accounting guidance adopted in Q1 2017, we retrospectively adjusted our consolidated statements of cash flows to reclassify excess tax benefits of $336 million for the three-months ended December 31, 2016 and $829 million for the twelve-months ended December 31, 2016 from financing activities to operating activities.

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2017	2016	2017

	(unaudited)
Net product sales	$30,629	$41,325	$94,665	$118,573
Net service sales	13,112	19,128	41,322	59,293
Total net sales	43,741	60,453	135,987	177,866
Operating expenses:
Cost of sales	28,958	38,494	88,265	111,934
Fulfillment	5,719	8,974	17,619	25,249
Marketing	2,513	3,440	7,233	10,069
Technology and content	4,545	6,314	16,085	22,620
General and administrative	717	1,044	2,432	3,674
Other operating expense, net	34	60	167	214
Total operating expenses	42,486	58,326	131,801	173,760
Operating income	1,255	2,127	4,186	4,106
Interest income	30	66	100	202
Interest expense	(133)	(339)	(484)	(848)
Other income (expense), net	14	18	90	346
Total non-operating income (expense)	(89)	(255)	(294)	(300)
Income before income taxes	1,166	1,872	3,892	3,806
Provision for income taxes	(414)	(16)	(1,425)	(769)
Equity-method investment activity, net of tax	(3)	—	(96)	(4)
Net income	$749	$1,856	$2,371	$3,033
Basic earnings per share	$1.57	$3.85	$5.01	$6.32
Diluted earnings per share	$1.54	$3.75	$4.90	$6.15
Weighted-average shares used in computation of earnings per share:
Basic	476	483	474	480
Diluted	486	496	484	493

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2017	2016	2017

	(unaudited)
Net income	$749	$1,856	$2,371	$3,033
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $(68), $10, $(49), and $5	(412)	47	(279)	533
Net change in unrealized gains (losses) on available-for-sale securities:
Unrealized gains (losses), net of tax of $22, $4, $(12), and $5	(54)	(29)	9	(39)
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $0, $0, $0, and $0	3	(1)	8	7
Net unrealized gains (losses) on available-for-sale securities	(51)	(30)	17	(32)
Total other comprehensive income (loss)	(463)	17	(262)	501
Comprehensive income	$286	$1,873	$2,109	$3,534

AMAZON.COM, INC.
Segment Information
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2017	2016	2017

	(unaudited)
North America
Net sales	$26,240	$37,302	$79,785	$106,110
Operating expenses	25,424	35,610	77,424	103,273
Operating income	$816	$1,692	$2,361	$2,837

International
Net sales	$13,965	$18,038	$43,983	$54,297
Operating expenses	14,452	18,957	45,266	57,359
Operating income (loss)	$(487)	$(919)	$(1,283)	$(3,062)

AWS
Net sales	$3,536	$5,113	$12,219	$17,459
Operating expenses	2,610	3,759	9,111	13,128
Operating income	$926	$1,354	$3,108	$4,331

Consolidated
Net sales	$43,741	$60,453	$135,987	$177,866
Operating expenses	42,486	58,326	131,801	173,760
Operating income	1,255	2,127	4,186	4,106
Total non-operating income (expense)	(89)	(255)	(294)	(300)
Provision for income taxes	(414)	(16)	(1,425)	(769)
Equity-method investment activity, net of tax	(3)	—	(96)	(4)
Net income	$749	$1,856	$2,371	$3,033

Segment Highlights:
Y/Y net sales growth:
North America	22%	42%	25%	33%
International	18	29	24	23
AWS	47	45	55	43
Consolidated	22	38	27	31
Net sales mix:
North America	60%	62%	59%	60%
International	32	30	32	30
AWS	8	8	9	10
Consolidated	100%	100%	100%	100%

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)

	December 31, 2016	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$19,334	$20,522
Marketable securities	6,647	10,464
Inventories	11,461	16,047
Accounts receivable, net and other	8,339	13,164
Total current assets	45,781	60,197
Property and equipment, net	29,114	48,866
Goodwill	3,784	13,350
Other assets	4,723	8,897
Total assets	$83,402	$131,310
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,309	$34,616
Accrued expenses and other	13,739	18,170
Unearned revenue	4,768	5,097
Total current liabilities	43,816	57,883
Long-term debt	7,694	24,743
Other long-term liabilities	12,607	20,975
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 500 and 507
Outstanding shares — 477 and 484	5	5
Treasury stock, at cost	(1,837)	(1,837)
Additional paid-in capital	17,186	21,389
Accumulated other comprehensive loss	(985)	(484)
Retained earnings	4,916	8,636
Total stockholders’ equity	19,285	27,709
Total liabilities and stockholders’ equity	$83,402	$131,310

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM) (1)	$15,004	$17,272	$17,634	$17,885	$17,077	$18,434	7%
Operating cash flow -- TTM Y/Y growth	51%	43%	53%	37%	14%	7%	N/A
Purchases of property and equipment, including internal-use software and website development, net of proceeds from property and equipment incentives -- TTM	$6,040	$6,737	$7,417	$8,207	$9,027	$10,058	49%
Principal repayments of capital lease obligations -- TTM	$3,579	$3,860	$3,891	$4,003	$4,331	$4,799	24%
Principal repayments of finance lease obligations -- TTM	$131	$147	$155	$170	$175	$200	36%
Property and equipment acquired under capital leases -- TTM	$4,998	$5,704	$6,717	$8,019	$8,905	$9,637	69%
Free cash flow -- TTM (1) (2)	$8,964	$10,535	$10,217	$9,678	$8,050	$8,376	(20)%
Free cash flow less lease principal repayments -- TTM (1) (3)	$5,254	$6,528	$6,171	$5,505	$3,544	$3,377	(48)%
Free cash flow less finance lease principal repayments and assets acquired under capital leases -- TTM (1) (4)	$3,835	$4,684	$3,345	$1,489	$(1,030)	$(1,461)	(131)%
Invested capital (5)	$36,722	$39,126	$42,114	$45,537	$52,690	$60,368	54%
Common shares and stock-based awards outstanding	496	497	497	502	503	504	1%
Common shares outstanding	475	477	478	480	482	484	1%
Stock-based awards outstanding	21	20	20	22	21	20	1%
Stock-based awards outstanding -- % of common shares outstanding	4.4%	4.2%	4.1%	4.5%	4.4%	4.2%	N/A
Results of Operations
Worldwide (WW) net sales	$32,714	$43,741	$35,714	$37,955	$43,744	$60,453	38%
WW net sales -- Y/Y growth, excluding F/X	29%	24%	24%	26%	33%	36%	N/A
WW net sales -- TTM	$127,993	$135,987	$142,572	$150,123	$161,154	$177,866	31%
WW net sales -- TTM Y/Y growth, excluding F/X	28%	28%	26%	26%	27%	31%	N/A
Operating income	$575	$1,255	$1,005	$628	$347	$2,127	69%
FX impact -- favorable (unfavorable)	$8	$7	$(31)	$(38)	$(39)	$(33)	N/A
Operating income -- Y/Y growth (decline), excluding F/X	40%	13%	(3)%	(48)%	(33)%	72%	N/A
Operating margin -- % of WW net sales	1.8%	2.9%	2.8%	1.7%	0.8%	3.5%	N/A
Operating income -- TTM	$4,040	$4,186	$4,120	$3,462	$3,234	$4,106	(2)%
Operating income -- TTM Y/Y growth (decline), excluding F/X	128%	83%	34%	(9)%	(17)%	1%	N/A
Operating margin -- TTM % of WW net sales	3.2%	3.1%	2.9%	2.3%	2.0%	2.3%	N/A
Net income	$252	$749	$724	$197	$256	$1,856	148%
Net income per diluted share	$0.52	$1.54	$1.48	$0.40	$0.52	$3.75	143%
Net income -- TTM	$2,105	$2,371	$2,583	$1,922	$1,926	$3,033	28%
Net income per diluted share -- TTM	$4.38	$4.90	$5.31	$3.94	$3.94	$6.15	26%
______________________________

(1)
As a result of accounting guidance adopted in Q1 2017, we retrospectively adjusted our consolidated statements of cash flows to reclassify excess tax benefits from financing activities to operating activities. The amount of the adjustment was $401 million for TTM Q3 2016 and $829 million for TTM Q4 2016.

(2)
Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, including internal-use software and website development, net of proceeds from property and equipment incentives,” which both are included in cash flow from investing activities.

(3)
Free cash flow less lease principal repayments is free cash flow reduced by “Principal repayments of capital lease obligations,” and “Principal repayments of finance lease obligations,” which are included in cash flow from financing activities.

(4)
Free cash flow less finance lease principal repayments and assets acquired under capital leases is free cash flow reduced by “Principal repayments of finance lease obligations,” which is included in cash flow from financing activities, and property and equipment acquired under capital leases. In this measure, property and equipment acquired under capital leases is reflected as if these assets had been purchased with cash, which is not the case as these assets have been leased.

(5)	Average Total Assets minus Current Liabilities (excluding current portion of Long-Term Debt and current portion of capital lease obligations and finance lease obligations) over five quarter ends.

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Y/Y % Change
Segments
North America Segment:
Net sales	$18,874	$26,240	$20,992	$22,370	$25,446	$37,302	42%
Net sales -- Y/Y growth, excluding F/X	26%	22%	23%	27%	35%	42%	N/A
Net sales -- TTM	$75,045	$79,785	$83,781	$88,476	$95,048	$106,110	33%
Operating Income:
Operating income	$255	$816	$596	$436	$112	$1,692	107%
FX impact -- favorable (unfavorable)	$6	$11	$4	$11	$(12)	$(8)	N/A
Operating income -- Y/Y growth (decline), excluding F/X	34%	26%	1%	(40)%	(51)%	108%	N/A
Operating margin -- % of North America net sales	1.3%	3.1%	2.8%	1.9%	0.4%	4.5%	N/A
Operating income -- TTM	$2,182	$2,361	$2,369	$2,102	$1,960	$2,837	20%
Operating margin -- TTM % of North America net sales	2.9%	3.0%	2.8%	2.4%	2.1%	2.7%	N/A
International Segment:
Net sales	$10,609	$13,965	$11,061	$11,485	$13,714	$18,038	29%
Net sales -- Y/Y growth, excluding F/X	28%	23%	21%	22%	28%	22%	N/A
Net sales -- TTM	$41,860	$43,983	$45,477	$47,119	$50,224	$54,297	23%
Operating income (loss):
Operating income (loss)	$(541)	$(487)	$(481)	$(724)	$(936)	$(919)	89%
FX impact -- favorable (unfavorable)	$22	$5	$(32)	$(59)	$(13)	$20	N/A
Operating income/loss -- Y/Y growth (decline), excluding F/X	171%	354%	272%	393%	71%	93%	N/A
Operating margin -- % of International net sales	(5.1)%	(3.5)%	(4.4)%	(6.3)%	(6.8)%	(5.1)%	N/A
Operating income (loss) -- TTM	$(905)	$(1,283)	$(1,644)	$(2,233)	$(2,629)	$(3,062)	139%
Operating margin -- TTM % of International net sales	(2.2)%	(2.9)%	(3.6)%	(4.7)%	(5.2)%	(5.6)%	N/A
AWS Segment:
Net sales	$3,231	$3,536	$3,661	$4,100	$4,584	$5,113	45%
Net sales -- Y/Y growth, excluding F/X	55%	47%	43%	42%	42%	44%	N/A
Net sales -- TTM	$11,088	$12,219	$13,314	$14,529	$15,882	$17,459	43%
Operating income:
Operating income	$861	$926	$890	$916	$1,171	$1,354	46%
FX impact -- favorable (unfavorable)	$(20)	$(9)	$(3)	$10	$(14)	$(45)	N/A
Operating income -- Y/Y growth, excluding F/X	106%	61%	48%	26%	38%	51%	N/A
Operating margin -- % of AWS net sales	26.6%	26.2%	24.3%	22.3%	25.5%	26.5%	N/A
Operating income -- TTM	$2,762	$3,108	$3,395	$3,593	$3,903	$4,331	39%
Operating margin -- TTM % of AWS net sales	24.9%	25.4%	25.5%	24.7%	24.6%	24.8%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except employee data)
(unaudited)

	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Y/Y % Change
Net Sales:
Online stores (1)	$21,590	$29,548	$22,826	$23,754	$26,392	$35,383	20%
Online stores - Y/Y growth, excluding F/X	20%	16%	16%	18%	22%	17%	N/A
Physical stores (2)					$1,276	$4,522	N/A
Third-party seller services (3)	$5,652	$7,456	$6,438	$6,991	$7,928	$10,523	41%
Third-party seller services - Y/Y growth, excluding F/X	46%	39%	36%	40%	40%	38%	N/A
Subscription services (4)	$1,532	$2,130	$1,939	$2,165	$2,441	$3,177	49%
Subscription services - Y/Y growth, excluding F/X	47%	33%	52%	53%	59%	47%	N/A
AWS	$3,231	$3,536	$3,661	$4,100	$4,584	$5,113	45%
AWS - Y/Y growth, excluding F/X	55%	47%	43%	42%	42%	44%	N/A
Other (5)	$709	$1,071	$850	$945	$1,123	$1,735	62%
Other - Y/Y growth, excluding F/X	74%	99%	58%	53%	58%	60%	N/A

Stock-based Compensation Expense
Cost of sales	$7	$9	$8	$12	$13	$14	54%
Fulfillment	$165	$190	$163	$261	$230	$256	35%
Marketing	$85	$102	$94	$133	$135	$148	46%
Technology and content	$434	$493	$441	$633	$595	$637	29%
General and administrative	$85	$93	$86	$119	$112	$124	34%
Total stock-based compensation expense	$776	$887	$792	$1,158	$1,085	$1,179	33%
Other
WW shipping costs	$3,897	$5,634	$4,383	$4,568	$5,401	$7,368	31%
WW shipping costs -- Y/Y growth	43%	35%	34%	36%	39%	31%	N/A
WW paid units -- Y/Y growth (6)	28%	24%	24%	27%	25%	23%	N/A
WW seller unit mix -- % of WW paid units (6)	50%	49%	50%	51%	50%	51%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	306,800	341,400	351,000	382,400	541,900	566,000	66%
Employees (full-time and part-time; excludes contractors & temporary personnel) -- Y/Y growth	38%	48%	43%	42%	77%	66%	N/A
________________________

(1)
Includes product sales and digital media content where we record revenue gross. We leverage our retail infrastructure to offer a wide selection of consumable and durable goods that includes media products available in both a physical and digital format, such as books, music, videos, games, and software. These product sales include digital products sold on a transactional basis. Digital product subscriptions that provide unlimited viewing or usage rights are included in Subscription services.

(2)	Includes product sales where our customers physically select items in a store.

(3)	Includes commissions, related fulfillment and shipping fees, and other third-party seller services.

(4)	Includes annual and monthly fees associated with Amazon Prime membership, as well as audiobook, e-book, digital video, digital music, and other non-AWS subscription services.

(5)	Includes sales not otherwise included above, such as certain advertising services and our co-branded credit card agreements.

(6)	Excludes the impact of Whole Foods Market.

Amazon.com, Inc.
Certain Definitions
Customer Accounts

•
References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•
References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

AWS Customers

•
References to AWS customers mean unique AWS customer accounts, which are unique customer account IDs that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account ID are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.

Units

•
References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with AWS, certain acquisitions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Dave Fildes, amazon-ir@amazon.com	Ty Rogers, amazon-pr@amazon.com
www.amazon.com/ir	www.amazon.com/about